UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2016

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2016, Quicksilver Resources Inc. (the “Company”) entered into new compensation arrangements with Glenn Darden, the President and Chief Executive Officer of the Company, Vanessa Gomez LaGatta, the Senior Vice President - Chief Financial Officer and Treasurer of the Company, Romy Massey, the Vice President - Chief Accounting Officer of the Company, and Anne Self, the Vice President - Human Resources of the Company pursuant to which each of these executive officers will perform services for the Company on an hourly basis at an hourly rate. Under the new compensation arrangements:

•	Mr. Darden will be paid $550 per hour;

•	Ms. LaGatta will be paid $500 per hour and will receive at least $10,000 in compensation per calendar week between August 7, 2016 and August 31, 2016;

•	Ms. Massey will be paid $400 per hour and will receive at least $8,000 in compensation per calendar week between August 7, 2016 and August 31, 2016; and

•	Ms. Self will be paid $375 per hour.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Vanessa Gomez LaGatta
Vanessa Gomez LaGatta
Senior Vice President – Chief Financial Officer and Treasurer

Date: August 11, 2016